Exhibit 5






                         April 21, 1998


The Board of Directors
Chesapeake Corporation
1021 East Cary Street
James Center II - 22nd Floor
Richmond, VA 23218

                     Chesapeake Corporation
               Registration Statement on Form S-8

Lady and Gentlemen:

     We have acted as counsel to Chesapeake Corporation, a Virginia corporation (the "Company"), in connection with the filing of a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to 400,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), to be offered pursuant to the Company's Directors' Stock Option and Deferred Compensation Plan (the "Plan"). Each Share will be accompanied by one Preferred Share Purchase Right (the "Rights") issued pursuant to the Rights Agreement, dated as of March 15, 1998, between the Company and Harris Trust and Savings Bank, as rights agent (the "Rights Agreement").

     In rendering this opinion, we have relied upon, among other things, our examination of the Plan and the Rights Agreement and of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. In connection with the filing of such registration statement, we are of the opinion that:

     1. the Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia;

     2. the Shares have been duly authorized and, when issued in accordance with the terms of the Plan and the applicable
Agreements (as defined in the Plan), will be legally issued, fully paid and non-assessable; and

     3. the Rights have been duly authorized and, when issued in tandem with the Shares in accordance with the Plan and the Rights Agreement, will be legally issued.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to such registration statement.

                              Very truly yours,



                              /s/ Hunton & Williams

00329/03859